EXHIBIT 99.1

Misys Computerized Patient

Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of

Misys Holdings, Inc., a subsidiary of Misys plc)

Interim Condensed Financial Statements (Unaudited)

For the Three Months Ended August 31, 2007

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Balance Sheets (Unaudited)

(in thousands of dollars)	August 31, 2007	May 31, 2007
Assets
Current assets
Trade receivables, net of allowance for doubtful accounts of $1,090 and $1,003 at August 31, 2007 and May 31, 2007	$7,666	$7,391
Prepaid assets	1,617	1,731
Other current assets	5,210	5,353

Total current assets	14,493	14,475
Property and equipment, net	719	786
Capitalized software, net	4,654	5,098
Goodwill	20,292	20,292

Total assets	$40,158	$40,651

Liabilities and Parent's Net Investment
Current liabilities
Accounts payable	$454	$1,533
Accrued expenses	2,224	2,926
Deferred revenue	6,686	6,975
Capital lease obligation, current	206	204

Total current liabilities	9,570	11,638
Capital lease obligation, non-current	221	255

Total liabilities	9,791	11,893
Commitments and contingencies (Note 8)
Parent's net investment	30,367	28,758

Total liabilities and parent's net investment	$40,158	$40,651

The accompanying notes are an integral part of these condensed financial statements.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Statement of Operations (Unaudited)

(in thousands of dollars)	Three Months Ended August 31, 2007
Revenue
Software	$628
Hardware	293
Services	2,515
Maintenance	2,870

Total revenue	6,306
Cost of revenue
Cost of software	754
Cost of hardware	252
Cost of services	2,692
Cost of Maintenance	202

Total cost of revenue	3,900
Selling, general and administrative	2,275
Research and development	1,171

Total costs and expenses	7,346
Loss from operations	(1,040)
Interest expense	(443)

Net loss	$(1,483)

The accompanying notes are an integral part of these condensed financial statements.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Statement of Cash Flows (Unaudited)

(in thousands of dollars)	Three Months Ended August 31, 2007
Cash flows from operating activities
Net loss	$(1,483)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	445
Amortization of capital lease assets	66
Non-cash stock compensation	36
Provision for doubtful accounts	411
Changes in operating assets and liabilities
Accounts receivable	(686)
Prepaid and other assets	257
Accounts payable	(1,079)
Accrued expenses	(702)
Deferred revenue	(289)

Net cash used in operating activities	(3,024)

Cash flows from financing activities
Change in parent's net investment	3,056
Payment of capital lease obligation	(32)

Net cash provided by financing activities	3,024

Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$—

The accompanying notes are an integral part of these condensed financial statements.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

1.	Description of Business

Misys Computerized Patient Record (the “Company” or the “Business”) is a provider of clinical information systems to hospitals, with customers located primarily in North America. The Business’ Computerized Patient Record information system is an enterprise-wide electronic patient health record solution.

The Business is headquartered in Raleigh, North Carolina and has operations in San Bernardino, California, New York, New York and Bangalore, India. In addition, the Business sells internationally, with most of its international customers in Canada.

The Business is part of Misys Hospital Systems, Inc., a wholly owned subsidiary of Misys Holdings, Inc., a wholly owned subsidiary of Misys plc. Although Misys Hospital Systems, Inc. is not owned by Misys Healthcare Systems, Inc., it has been under the general management of this division of Misys plc.

2.	Basis of Presentation

These financial statements have been derived from the books and records of Misys Hospital Systems, Inc. The financial statements reflect the assets, liabilities, revenues and expenses that were directly related to the Business as it was operated within Misys Hospital Systems, Inc. General corporate expenses of Misys Hospital Systems, Inc. which were not directly related to the Business including certain corporate executives’ salaries, accounting and legal fees, departmental costs for accounting, finance, legal, IT, purchasing, marketing, human resources as well as other general overhead costs have been allocated to the Business. These allocations were based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues and number of employees. Management believes these allocations were made on a reasonable basis; however, the financial statements included herein may not necessarily reflect the Business’ results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Business operated as a stand-alone entity during the periods presented.

Parent’s net investment in the Business as shown in the balance sheets includes intercompany receivable and payable balances.

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments that are readily convertible to known amounts of cash and have an original maturity of three months or less at the time of purchase. Historically, Misys Hospital Systems, Inc. has managed cash and cash equivalents on a centralized basis. The Business does not have bank accounts or treasury functions independent from Misys Hospital Systems, Inc. Cash transactions associated with the Business are funded through Misys Hospital Systems, Inc. disbursements.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. The allowance is based on historical write-off experience and specific identification and account balances are charged off when the potential for recovery is considered remote.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Property and Equipment

Property and equipment is primarily comprised of computer equipment, office equipment, software, and leasehold improvements, which are recorded at cost. These assets are depreciated using the straight-line method over their estimated useful lives.

Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition, the asset and related accumulated depreciation accounts are relieved and any related gain or loss is credited or charged to operating expense. There were no gains or losses recorded for the three months ended August 31, 2007.

Capitalized Software Development Costs

Capitalized software development costs represent the costs associated with the internal development of the Company’s software products. The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software product. The Company expenses to research and development costs incurred before the establishment of technological feasibility and after the product is in general release. Amortization of such costs is recorded on a product basis based on the greater of the proportion of current year sales to total of current and estimated future sales for the product or the straight-line method over the remaining estimated useful life of the product. The Company continually evaluates the recoverability of capitalized software costs and will charge to expense any amounts that are deemed unrecoverable or for projects that it will abandon. Accumulated amortization for capitalized software assets totaled $2,770 and $2,326 as of August 31, 2007 and May 31, 2007, respectively.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its property and equipment and other long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. An impairment loss is recognized when the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to the assets or the business to which the assets relate. Impairment losses are measured as the amount by which the carrying value exceeds the fair value of the assets. No such impairments have been recognized in the three months ended August 31, 2007.

Asset Held under Capital Lease

Assets held under capital lease are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful life of the assets or the period of the related lease.

Goodwill

Goodwill represents the excess of the purchase price of an acquired enterprise or assets over the fair value of the identifiable net assets acquired. The goodwill on the Company’s balance sheets reflects the goodwill recognized by Misys plc upon acquisition of the assets associated with the Computerized Patient Record business in 2003. Under SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but is tested annually for impairment, or more frequently if events or changes in circumstances indicate that the assets might be impaired.

Segment Reporting

The Company has determined that it did not have any separately reportable operating segments as of August 31, 2007 or May 31, 2007.

Revenue Recognition

Revenue represents the fair value of consideration received or receivable from clients for goods and services provided by the Business.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Revenue from system sales is recognized when a signed contract exists, the fee is fixed or determinable, delivery to a customer has occurred, and the collection of the resulting receivable is considered probable. In instances where a significant vendor obligation exists, revenue recognition is delayed until the obligation has been satisfied. No revenue is recognized for multiple element products if an element of the contract remains undelivered and is essential to the functionality of the elements already delivered. In multiple element arrangements, the total arrangement fee is allocated according to the fair value of each element using vendor-specific objective evidence. Vendor-specific objective evidence of fair value is determined using the price charged when the element is sold separately. In software arrangements in which fair value of all of the undelivered elements is known, but not of the delivered element, the residual method to record revenue is utilized in which the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is allocated to the delivered element and is recognized as revenue.

Revenue on certain larger contracts is recognized on a percentage of completion basis over the period from the commencement of performance on the contract to customer acceptance. The degree of completion of a contract is measured using the costs incurred to date or milestones reached, depending upon the nature of the individual contract and the most appropriate measure of the percentage of completion. Losses on contracts are recognized as soon as a loss is foreseen by reference to the estimated costs of completion.

Maintenance fees are recognized ratably over the period of the contract based on the vendor specific objective evidence of fair value.

Revenue from professional services, such as implementation, training and consultancy, is recognized as the services are performed based on the vendor specific objective evidence of fair value.

In accordance with Emerging Issues Task Force Issue Number 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred (“EITF 01-14”), the Company records reimbursements for out-of-pocket expenses incurred as service revenue in the statement of operations. These amounts totaled approximately $84 for the three months ended August 31, 2007.

Foreign Currency Translation

The local currency is designated as the functional currency for the Business’ international operations. Accordingly, assets and liabilities are translated into US dollars at year-end exchange rates, and revenues and expenses are translated at weighted average exchange rates prevailing during the year. Currency translation adjustments from local functional currency countries resulting from fluctuations in exchange rates are recorded in Parent’s net investment in the Business. Other comprehensive income consists of net loss and foreign currency translations adjustments.

Income Taxes

The Company accounts for income taxes using the liability method, which requires the recognition of deferred tax assets or liabilities for the temporary differences between financial reporting and tax basis of the Company’s assets and liabilities and for tax carryforwards at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period in which the enactment date of the tax rate change occurs. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company’s income taxes are calculated on a separate tax return basis, although the Company’s operations have historically been included in the U.S. federal and state returns of the U.S. Misys consolidated group of companies. On a separate company basis, the Company has incurred net operating losses from its inception, but these losses have been fully utilized in the Misys federal consolidated and state tax returns. As there is no formal tax sharing agreement, the Company has not been compensated for its net operating losses and therefore no benefit has been recorded for these losses.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Stock-Based Compensation

Effective June 1, 2006, the Company adopted the provisions of the SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) replaced SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), and superseded Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the fair value method prescribed by SFAS No. 123. The adoption of SFAS No. 123(R) did not have a material impact on the Company’s financial statements.

Concentration of Credit Risk

At August 31, 2007, two customers comprised 29% and 11% of gross trade accounts receivable. At May 31, 2007, two customers comprised 31% and 10% of gross trade accounts receivable.

For the three months ended August 31, 2007, a single customer comprised 31% of the Company’s net revenues.

Fair Value of Financial Instruments

SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires that the Company disclose the fair value of its financial instruments when it is practical to estimate. The fair values of the Company’s accounts receivables and accounts payable approximate their carrying values because of their short-term nature.

Self Insurance

Misys Computerized Patient Record is self-insured for medical liabilities and certain health benefit options up to certain limits. The Company has umbrella policies in place above those limits. The provision for estimated medical claims includes estimates of the ultimate costs for reported claims and claims incurred but not reported.

Retirement Plan

The Company provides a retirement plan qualified under section 401(k) of the Internal Revenue Code (“IRC”) of 1986, as amended. Participants may elect to contribute a portion of their annual compensation, on a pre-tax basis, to the plan, after complying with certain limitations set by the IRC. All employees listed on the payroll records, other than leased employees, who have completed three months of service or have completed 1,000 hours of service are eligible to participate. The Company matches employee contributions at an amount equal to 100% of the elective employee contribution, excluding catch-up contributions, of up to 4% of the employees’ eligible compensation. In addition, the Company may make discretionary matching contributions, in excess of 4% of the employee compensation for the plan year, to the plan. Effective January 1, 2006, until further notice the Company may make discretionary matching contributions equal to 100% of the elective employee contribution, excluding catch-up contributions that exceed 4% of eligible employee compensation, up to 6% of eligible employee compensation. Prior to January 1, 2006, supplemental matching contributions were made to all eligible participants who had at least 1,000 hours of service and were employed on December 31, 2005. Total matching contributions to the plan for the three months ended August 31, 2007 was $178.

Research and Development Costs

The Company expenses research and development costs including salaries and related human resource costs, third-party contractor expenses, an allocation of facilities and depreciation expenses and other expenses in developing new products and upgrading and enhancing existing products. Research and development costs were $1,171 for the three months ended August 31, 2007.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Compensated Absences

The Company’s employees earn personal time off at varying rates depending upon years of service. The maximum accrual that can be carried over from one calendar year to the next is 240 hours and is included in accrued expenses.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 defines the threshold for recognizing tax return positions in the financial statements as “more likely than not” that the position is sustainable, based on its technical merits. FIN 48 also provides guidance on the measurement, classification and disclosure of tax return positions in the financial statements. FIN 48 is effective for the Company beginning in the first quarter of the Company’s fiscal year ending May 31, 2009. The Company is in the process of determining the effect, if any, the adoption of FIN 48 will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company believes the adoption of SFAS 157 will not have a material impact on its financial statements.

4.	Property and Equipment

Property and equipment consist of the following as of August 31, 2007 and May 31, 2007:

(in thousands of dollars)	Useful Life (Years)	August 31, 2007	May 31, 2007
Computer equipment	3	$1,811	$1,786
Software	3	66	66
Leasehold improvements	see below	551	550
Office equipment	5	521	521

		2,949	2,923
Less accumulated depreciation and amortization		(2,230)	(2,137)

		$719	$786

Leasehold improvements are depreciated over the lesser of the estimated useful life of the asset or the lease term, not to exceed ten years. Depreciation expense was approximately $66 for the three months ended August 31, 2007.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

5.	Capitalized Software Development Costs

The change in capitalized software development costs for the three months ended August 31, 2007 consisted of the following:

(in thousands of dollars)
Beginning balance, May 31 2007	$5,098
Additions	—
Amortization	(444)
Write down	—

Ending balance, August 31, 2007	$4,654

6.	Income Taxes

No provision for federal or state income taxes has been recorded as the Company has incurred net operating losses since inception.

The Company’s income taxes are calculated on a separate tax return basis, although the Company’s operations have historically been included in the U.S. federal and state returns of the U.S. Misys consolidated group of companies. On a separate company basis, the Company has incurred net operating losses from its inception, but these losses have been fully utilized in the Misys federal consolidated and state tax returns. As there is no formal tax sharing agreement, the Company has not been compensated for its net operating losses and therefore no benefit has been recorded for these losses.

At August 31, 2007, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured.

7.	Accrued Expenses

Accrued expenses are comprised of the following as of August 31, 2007 and May 31, 2007:

(in thousands of dollars)	August 31, 2007	May 31, 2007
Accrued compensation and related items	$1,750	$2,281
Accrued taxes and related items	190	270
Other accrued expenses	284	375

Total accrued expenses	$2,224	$2,926

8.	Commitments and Contingencies

The Company rents office space under several operating leases that expire through fiscal 2010. The Company also has leases for computer equipment, which are classified as capital leases. Capital lease assets and accumulated depreciation of capital lease assets totaled $559 and $585, respectively, as of August 31, 2007.

Future minimum lease payments under the capital lease and the non-cancelable operating leases as of August 13, 2007 are as follows:

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

(in thousands of dollars)	Capital Lease	Operating Lease
Remainder of fiscal year 2008	$203	$421
2009	213	561
2010	55	353

	471	$1,335

Less amount representing interest	44

	427
Current portion of capital lease obligation	(206)

Capital lease obligation, net of current portion	$221

Rent expense related to the three-month period ended August 31, 2007 was approximately $140.

The Company is subject to legal proceedings and claims which have arisen in the ordinary course of business. The Company does not believe the amount of potential liability with respect to these actions will have a material adverse effect upon the Company’s financial position or results of operations.

9.	Stock-Based Compensation

Misys plc operates several share based compensation plans. Periodically, and in accordance with the plans, Misys plc grants share options to employees of the Business. The number of shares authorized under these plans is 75,000,000. The fair value of these awards is recorded as compensation cost over the term of vesting period, which is generally three years. The maximum term of the awards is seven years. Compensation cost related to these awards totaled approximately $36 for the three months ended August 31, 2007.

10.	Related Party

Misys plc periodically grants stock options and provides stock grants to employees of the Company. The cost of this stock-based compensation has been charged to the Company and is reflected in the financial statements as part of selling, general and administrative expenses in the amount of $36 for the three months ended August 31, 2007.

The financial statements reflect interest expense on the Parent’s net investment, assuming a 6.0% interest rate on the average balance. Interest expense was approximately $443 for the three months ended August 31, 2007.

11.	Subsequent Events

Misys Hospital Systems, Inc. entered into an asset purchase agreement on July 22, 2007. Under the terms of the agreement, Misys Hospital Systems, Inc. agreed to sell certain net assets of Misys Computerized Patient Record business unit. This transaction was completed on September 23, 2007 for a purchase price of $33.9 million.